Exhibit 99.1

NeuBase Therapeutics Appoints Gerald J. McDougall to Board of Directors

•	Professional dealmaker operating across the healthcare continuum to bring together key partners to translate scientific breakthroughs into commercial applications for the benefit of patients and society
•	Creator and guide of strategic alliances, including TGen, MMRC, and CIRM, the drivers behind large-scale transformational changes in science, medicine, and biotechnology
•	Established and led the Global Health Science consulting practice at PricewaterhouseCoopers (PwC) and served as an advisor to a number of Fortune 500 companies

PITTSBURGH – May 12, 2021 -- NeuBase Therapeutics, Inc. (Nasdaq: NBSE) ("NeuBase" or the "Company"), a biotechnology company accelerating the genetic revolution with a new class of precision genetic medicines, announced today the appointment of Gerald (Gerry) J. McDougall to the Company's Board of Directors. For more than 25 years, Mr. McDougall has been the driving force behind large-scale strategic alliances, joint ventures, and industry partnerships across the healthcare industry to advance innovations in precision medicine and cancer.

"Gerry's deep expertise, passionate commitment to improve the human condition, and vast network have been the foundation for numerous transformational alliances in life sciences and healthcare, and his ability to create synergistic combinations of people, ideas, and resources is exceptional," said Dietrich A. Stephan, Ph.D., Founder, CEO and Chairman of NeuBase. "The Board and I look forward to working closely with Gerry as we advance NeuBase's comprehensive approach to precision genetic medicine to address previously untreatable diseases."

"Genetics are the foundation for understanding and treating rare and common diseases including cancers, and the ability to precisely modulate gene function is key to developing new medicines for the many diseases that still have no treatment options," said Mr. McDougall. "I have dedicated my career to coalescing divergent approaches to achieve precision care, and I believe NeuBase can unify the field of precision genetic medicine with its PATrOL™ technology platform."

Mr. McDougall spent almost his entire career as a senior partner at PwC where he built and led the firm's Global Health Science consulting practice before retiring. He has worked across the entire ecosystem of the healthcare industry and advised an array of Fortune 500 companies, including leading global pharmaceutical companies. Mr. McDougall has been instrumental around the globe in building public-private partnerships to address human health imperatives. These include the creation and maturation of the Translational Genomics Research Institute (TGen), Arizona's renowned bio-cluster; the design and launch of the Multiple Myeloma Research Consortium (MMRC); the strategic plan for the California Institute of Regenerative Medicine (CIRM) and the Country of Luxemburg's biotechnology commercialization ecosystem.

About NeuBase Therapeutics, Inc.

NeuBase is accelerating the genetic revolution by developing a new class of precision genetic medicines which can be designed to increase, decrease, or change gene function, as appropriate, to resolve genetic defects that drive disease. NeuBase's targeted PATrOL™ therapies are centered around its proprietary drug scaffold to address genetic diseases at the DNA or RNA level by combining the highly targeted approach of traditional genetic therapies with the broad organ distribution capabilities of small molecules. With an initial focus on silencing disease-causing mutations in debilitating neurological, neuromuscular, and oncologic disorders, NeuBase is committed to redefining medicine for the millions of patients with both common and rare conditions. To learn more, visit www.neubasetherapeutics.com.

Use of Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are distinguished by use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. Forward-looking statements include, among others, those related to the anticipated strategic guidance and assistance that the Company's new director will provide to support the Company's comprehensive approach to precision genetic medicine to address previously untreatable diseases. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those risk factors contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company's current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: the Company's plans to develop and commercialize its product candidates; the timing of initiation of the Company's planned clinical trials; the timing of the availability of data from the Company's clinical trials; the timing of any planned investigational new drug application or new drug application; the Company's plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of the Company's product candidates; the Company's commercialization, marketing and manufacturing capabilities and strategy; global health conditions, including the impact of COVID-19; the Company's ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risk factors contained in our filings with the SEC. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact:
Dan Ferry
Managing Director
LifeSci Advisors, LLC
daniel@lifesciadvisors.com
OP: (617) 430-7576

NeuBase Media Contact:
Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

+1 (858) 344-8091